Calculation of Filing Fee Tables
S-8
CISCO SYSTEMS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	In respect of substituted restricted stock units: Common Stock, par value $0.001 per share	Other	175,043	$ 113.72	$ 19,905,889.96	0.0001381	$ 2,749.00
Total Offering Amounts:						$ 19,905,889.96		$ 2,749.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,749.00
Offering Note
[1]	(1) Represents shares subject to issuance in connection with restricted stock units outstanding under the WideField Security Inc 2026 Equity Incentive Plan and assumed by the Registrant on July 31, 2026 pursuant to the Agreement and Plan of Merger by and among the Registrant, Wisteria Acquisition Corp., WideField Security Inc and the Holders' Agent (as that term is defined therein), dated as of June 17, 2026. (2) This Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock. (3) Calculated solely for the purposes of this offering under Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Global Select Market on August 13, 2026. (4) Rounded up to the nearest cent. (5) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources